                                                                  CONFORMED COPY

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                   -----------------------------------------

                                   FORM 8-K
                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) October 18, 2000

                             WHIRLPOOL CORPORATION
        ------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


             Delaware                     1-3932              38-1490038
 -------------------------------  ----------------------  --------------------
  (State or other jurisdiction       (Commission File       (I.R.S. Employer
       of incorporation)                  Number)           Identification No.)



              2000 M63 North, Benton Harbor, Michigan        49022-2692
              ----------------------------------------------------------
              (Address of principal executive officers)       (Zip Code)


                                (616)-923-5000
              --------------------------------------------------
              Registrant's telephone number, including area code

Item 5  Other Events
        ------------

          On October 18, 2000, the Company issued a press release announcing that it's third-quarter 2000 net earnings were $67 million, or 98 cents per diluted share, down 37 percent from third-quarter 1999 earnings of $107 million or $1.40 per diluted share. Year-to--date net earnings were $301 million, or $4.18 per diluted share, up 2 percent from the first nine months of 1999 core earnings of $294 million, or $3.85 per diluted share. Core earnings for 1999 excluded the first-quarter Brazilian currency devaluation. Reported nine-month earnings for 1999 were $234 million, or $3.06 per diluted share. The Company reported that it expects to deliver fourth quarter earnings between $1.45 and $1.55 per diluted share.

Item 7. Financial Statements and Exhibits
        ---------------------------------

          Copy of press release dated October 18, 2000.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  WHIRLPOOL CORPORATION
                                  Registrant

Date: October 23, 2000            By:    /s/  Robert T. Kenagy
                                         ------------------------
                                  Name:  Robert T. Kenagy
                                  Title: Associate General Counsel and Secretary